Exhibit 10.(i)

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of JUNE 29, 2010, by and between FREDERICK COUNTY BANCORP, INC., a Maryland corporation (the “Borrower”), and ATLANTIC CENTRAL BANKERS BANK (the “Lender”).

BACKGROUND

A.        On July 22, 2009, the Borrower executed and delivered to Lender, inter alia, a Promissory Note and Security Agreement (the “Note”) evidencing a loan in the principal sum of Four Million and No/100 Dollars ($4,000,000) (the “Loan”) and that certain commitment letter dated July 20, 2009(the “Commitment Letter”), as may be amended from time to time and other documents described in or accompanying the Note, including, any pledge agreements, collateral assignments, and other agreements, instruments, certificates (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Lender for one or more loans or other extensions of credit (the “Obligations”).

B.         The outstanding principal balance of the Loan as of June 29, 2010 is Five Hundred Thousand and No/100 Dollars ($500,000.00).

C.         The Borrower and the Lender desire to amend the Loan Documents as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.     The Loan Documents are hereby amended such that:

(a)          the maturity date shall be extended to July 22, 2011 (the “Maturity Date”);

(b)         the interest rate shall remain floating at Wall Street Journal Prime plus 0.50%, subject to an interest rate floor of 4.25%;

(c)          in conjunction with the extension of the Maturity Date, Borrower shall remit a renewal fee in the amount of Eight Thousand and NO/100 Dollars ($8,000.00);

(d)         the Borrower will pay to the Lender, monthly payments of interest only, with all then outstanding principal, accrued but unpaid interest and any other sums due and payable under the Loan Documents, due and payable in full on the Maturity Date;

(e)          the Borrower is not in default under any material existing agreement, and no Default hereunder has occurred and is continuing;

(f)            the Borrower and the Bank have filed or caused to be filed all tax returns (including, without limitation, those relating to Federal and state income taxes) required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against either of them (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books). No tax liens have been filed against the property or assets of the Borrower or the Bank, and no claims are being asserted with respect to such taxes which, if adversely determined, would have a material adverse effect upon the financial condition, business or operations of the Borrower or the Bank;

(g)         all balance sheets, profit and loss statements, and other financial statements of the Borrower and the Bank which have heretofore been delivered to Lender are true and correct and present fairly, accurately and completely the consolidated financial position of the Borrower and the Bank and the results of their respective operations as of the dates and for the periods for which the same are furnished. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis. Neither the Borrower nor any Subsidiary possesses any “loss contingency” (as that term is defined in Financial Accounting Standards Board, Statement of Financial Accounting Standards No. 5 - “SFAS 5”) which is required to be accrued, reflected, or reserved against in its balance sheet or disclosed in the footnotes to such balance sheet and which is not so accrued, reflected or reserved against or so disclosed. There has been no material adverse change in the business, properties, operations or condition (financial or otherwise) of the Borrower or the Bank since the date of the financial statements which were most recently furnished by the Borrower to Lender. No event has occurred which could reasonably be expected to interfere substantially with the normal business operations of the Borrower, except as disclosed in writing to Lender heretofore or concurrently herewith;

(h)         the proceeds of the Loan shall be used by the Borrower solely to make loans or capital contributions to the Bank to enable the Bank to maintain strong capital ratios and to leverage its balance sheet by making loans and investments, and for general corporate purposes;

(i)             all operations of the Borrower and the Bank have been carried on in accordance in all material respects with all applicable laws, statutes, ordinances, rules and regulations. No investigation by any governmental authority, federal, state or local, is pending or threatened against Borrower or the Bank;

(j)             the Borrower shall not merge or consolidate with or acquire all or substantially all of the assets or operations of any financial institution whose deposits are insured by the FDIC. The Borrower shall not acquire securities of any financial institution that have the right to cast more than 20% of all of the votes entitled to be cast for the election of directors of that financial institution. In addition, the Borrow shall not acquire or enter into any business or line of business that the Borrower in not engaged in at the Closing Date;

(k)          any and all references to the Note or Commitment Letter in any other Loan Document shall be deemed to refer to the Note and Commitment Letter as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents.

Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.             The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance

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with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.      The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

4.            This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

5.            This Amendment will be binding upon and inure to the benefit of the Borrower and the Lender and its respective heirs, executors, administrators, successors and assigns.

6.            This Amendment has been delivered to and accepted by the Lender and will be deemed to be made in the State where the Lender’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Lender’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

7.       Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

FREDERICK COUNTY BANCORP, INC.

By:	/s/ William R.Talley, Jr.
William R.Talley, Jr.
EVP, CFO

ATLANTIC CENTRAL BANKERS BANK

By:	/s/ Bernadette M. Kibe
Bernadette M. Kibe
AVP, Financial Institution and De Novo Banking Services

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STATE OF	Maryland		:
: ss
COUNTY OF	Frederick		:

On this, the 7 day of July, 2010 before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared William R. Talley, Jr., who acknowledged himself to be the EVP, CFO, of Frederick County Bancorp, Inc. that he as such officer, being authorized to do so, executed the foregoing Amendment to Loan Documents on behalf of said state association for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

[SEAL]

/s/ Gloria Jean Poole
Notary Public

My Commission Expires: Sept 1, 2010

COMMONWEALTH OF PENNSYLVANIA		:
	: ss	[SEAL]
COUNTY OF CUMBERLAND		:

On this, the 12th day of July, 2010, before me, the subscriber, a Notary Public in and for the Commonwealth and County aforesaid, personally appeared Bernadette M. Kibe, AVP, Financial Institution and De Novo Banking Services of Atlantic Central Bankers Bank, a state banking institution and who acknowledged that she as such officer, being authorized to do so, executed the foregoing Amendment to Loan Documents on behalf of said state banking institution for the purposes therein contained.

WITNESS my hand and seal the day and year aforesaid.

[SEAL]

/s/ Jody L. Diehl
Notary Public

My Commission Expires:

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Jody L. Diehl, Notary Public
Camp Hill Bora, Cumberland County
My Commission Expires July 10, 2013
Member, Pennsylvania Association of Notaries

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REVOLVING LINE OF CREDIT PROMISSORY NOTE AND SECURITY AGREEMENT

(UNSECURED)

Borrower:	Frederick County Bancorp, Inc.	Lender:	Atlantic Central Bankers Bank
	PO Box 1100		1400 Market Street
	Frederick, MD 21702		P.O. Box 1109
Camp Hill, PA 17001-1109

PRINCIPAL AMOUNT: $4,000,000.00	DATE OF NOTE: July 22, 2009

PROMISE TO PAY. For value received, Frederick County Bancorp, Inc. (“Borrower”), a Maryland corporation organized as the holding company of Frederick County Bank (the “Bank”), hereby agrees to pay to Atlantic Central Bankers Bank, a state banking institution chartered in the Commonwealth of Pennsylvania, (“Lender”) the sum of Four Million and No/100 Dollars ($4,000,000.00), or so much of the principal as may be outstanding, together with interest on the outstanding principal balance of each advance made by Lender under this Revolving Line of Credit Promissory Note and Security Agreement (Unsecured) (“Note”) at the rate set forth in this Note from the date of each advance by Lender under this Note until the principal balance of each advance under this Note is paid in full.

1.     INTEREST. The interest rate on the principal of this Note is subject to change from time to time based on changes in the Index set forth in this Note. The interest rate on the Loan may or may not be the lowest rate available at any given time by Lender to its customers. Borrower understands that Lender may make other similar loans to other customers at interest rates different than the interest rate provided for in this Note. The interest rate is a variable interest rate equal to the sum of: New York Wall Street Journal Prime Rate (the “Index”) plus one half of one percent (0.50%), subject to a floor of four and one-quarter of one percent (4.25%). Under no circumstances will the interest rate on this Note exceed the maximum interest permitted under the laws of the Commonwealth of Pennsylvania. The interest rate will be computed on a year consisting of 360 days with interest charged and billed based on the actual number of days elapsed. Under no circumstances will the interest rate on this Note exceed the maximum interest permitted under the laws of the Commonwealth of Pennsylvania.

2.     PAYMENT. Borrower will pay this Loan in one payment of all outstanding principal plus all accrued unpaid interest on July 22, 2010. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 1, 2009, with all subsequent interest payments to be due on the same day of each month thereafter. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

3.     PREPAYMENT PENALTY. Borrower may at any time prepay any part or the entire principal due under this Note without any premium or penalty. Any prepayments shall first be applied to interest, late charges and costs, if any, and then to principal.

4.     LATE CHARGE. If any payment to be made under this Note, including any balloon payment, is fifteen (15) or more days late, a late charge will be automatically assessed on the sixteenth day. The late charge will be the greater of $25.00 or 5% of the payment not made.

5.     REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the best of its knowledge, information and belief as follows:

5.1 Judgments. There are no judgments, injunction or similar order or decrees outstanding against Borrower and there are no claims, actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its properties which, if determined adversary to Borrower, could result in any material adverse change in Borrower’s financial condition, property or ability to perform its obligations under this Note and other agreements, and Borrower is not, to its knowledge, in violation of or default under any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental agency.

5.2        Financial Statements. The Borrower will furnish to Lender

a.     as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Borrower, the annual audit report of the Borrower containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and related consolidated statements of income, cash flow, and changes in shareholders’ equity of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified without exception or qualification by independent certified public accountants selected by the Borrower and satisfactory to Lender;

b.    as soon as available, but in any event not later than 30 days after the close of each quarter of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and related consolidated statement of income for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, prepared in accordance with GAAP applied on a consistent basis (excluding disclosures in footnotes), and certified by the principal financial or accounting officer of the Borrower (subject to normal year-end adjustments);

c.     concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the officer who certified such statements, setting forth the Bank’s (i) total risk-based capital ratio, (ii) Tier 1 risk-based capital ratio, and (iii) Tier 1 leverage ratio, computed in accordance with the regulations and policies of the Federal Reserve; and

d.    from time to time, such additional financial and other information as Lender may reasonably request.

5.3        Capital. The Borrower will cause the Bank at all times to be “well capitalized” as determined in accordance with the regulations of the Federal Reserve. The Borrower will also cause the Bank to (i) have total risk-based capital of at least 10% at all times, (ii) to have a Tier 1 risk-based capital ratio of at least 6.0% at all times, and (iii) to have a Tier 1 leverage ratio of at least 5.0% at all times

5.4        Notice of Regulatory Action. The Borrower shall promptly notify the Lender of any action or proposed action taken by any federal or state bank regulatory agency with respect to the Borrower, the Bank or any of its directors or officers, including without limitation any cease and desist order, civil monetary penalty, memorandum of understanding, or consent agreement.

6.     INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to five percentage points (5%) over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. If judgment is entered in connection with this Note, interest will continue to accrue on this Note after judgment at the interest rate applicable to this Note at the time judgment is entered.

7.     DEFAULT. A default under this Note shall be defined to include one, several or all of the following (“Events of Default”):

7.1         Payment Default. If the Borrower fails to make any payment of principal and/or interest when due under this Note.

7.2         Enforcement Action. The Borrower, the Bank or any of its directors or officers shall have agreed to, entered into or become subject to any cease or desist order, or memorandum of understanding with any federal or state bank regulatory authority having jurisdiction with respect to the Bank or the Borrower, including without limitation the Federal Deposit Insurance Corporation, with respect to the financial condition or operations of the Bank or the Borrower.

7.3         Other Defaults. If the Borrower fails to: (a) comply with or to perform any other term, obligation, covenant, commitment or condition contained in this Note or in any documents executed by Borrower in connection with this Note or in connection with the Loan evidenced by this Note; or (b) fails to comply with or perform any term, obligation, covenant, commitment or condition contained in any other agreement between Borrower and Lender.

7.4         Default in Favor of Third Parties. Borrower or any grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

7.5         False Statements. If any warranty, representation or statement made, furnished or extended by Borrower, or on behalf of Borrower, to Lender set forth in this Note or in any documents executed by and/or delivered by Borrower to Lender in connection with this Note or in connection with the Loan evidenced by this Note: (a) is untrue, false and/or misleading in any material respect at the time the warranty, representation or statement is made; or (b) subsequently becomes untrue, false and/or misleading in any material respect.

7.6         Death or Insolvency. If the Borrower is an individual: (a) the death of the Borrower or (b) the filing by or against Borrower of any federal bankruptcy proceeding. If the Borrower is a general, limited or limited liability partnership, a corporation or a limited liability company: (a) the dissolution, whether voluntary or involuntary, of Borrower, (b) the cessation of Borrower’s business, (c) the appointment of a receiver for Borrower or any of Borrower’s assets, (d) the assignment by Borrower of Borrower’s assets for the benefit of creditors, (e) the filing of any dissolution, whether voluntary or involuntary, receivership, winding up or liquidation proceedings by or against Borrower and/or (f) the filing by or against Borrower of any federal and/or state insolvency and/or bankruptcy proceeding.

7.7         Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

7.8      Events Affecting Guarantor. Intentionally omitted.

7.9      Change in Ownership. Any change in ownership interest of twenty-five percent (25%) or more of the common stock of Borrower.

7.10    Adverse Change. If there is a material adverse change in the financial condition of Borrower of this Note or a change in the value and/or condition of any assets of borrower pledged to Lender to secure this Note, which in the sole discretion of Lender, Lender determines to reasonably impair the prospect of payment in full of this Note.

7.11    Loan to Value & Margin Requirement. Intentionally omitted.

7.12    Insecurity. Lender in good faith believes itself insecure.

7.13    Entry of Judgment. Entry of any judgment against Borrower and a determination by Lender that the same, when taken together with all other judgments outstanding against Borrower, could result in any material adverse change in Borrower’s financial condition, property or ability to pay and perform its obligations to Lender, unless such judgment shall have been discharged or execution thereof stay within thirty (30) days after entry thereof or discharged within thirty (30) days after the expiration of any such stay.

8.    CONFESSION OF JUDGMENT. Intentionally omitted.

9.      LENDERS RIGHTS. Upon a default, and without the need for Lender to issue any notice to or demand upon Borrower, except as may be required by law: (1) the entire amount of unpaid principal and all accrued and unpaid interest, as well as all late charges and costs, if any, shall be immediately due and payable in full, thus abrogating any amortization provisions set forth in Paragraph 2 of this Note; (2) the interest rate on the unpaid principal shall be automatically increased by 3.00 percentage points above the interest rate in effect on the date of default; and (3) Lender may exercise any and all rights and remedies available to Lender under the statutes and Rules of Civil Procedure of the Commonwealth of Pennsylvania and as provided for in this Note. All remedies available to Lender are cumulative. Lender is under no obligation to proceed first against any collateral described in Paragraph 10 of this Note prior to proceeding against Borrower or any assets of Borrower not pledged by Lender.

10.    RIGHT OF SET OFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender all of Borrower’s right, title and interest in and to all of Borrower’s present and future accounts, funds and assets of Borrower in possession of Lender, except any trust accounts or funds or assets which Lender holds as a fiduciary, to secure this Note. Borrower hereby authorizes and empowers Lender, to the extent permitted by law and by this Note, to charge or setoff all sums owing on this Note against any and all such accounts, funds and assets, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided for in this paragraph.

11.    CROSS DEFAULT. A default under this Note is a default under all present and future obligations, agreements, instruments and commitments of Borrower to Lender.

12.    COLLATERAL. Intentionally omitted.

13.    CROSS COLLATERAL. Intentionally omitted.

14.    LOAN TO VALUE RATIO. Intentionally omitted.

15.    INTEREST RATE ON JUDGMENT. The interest rate on any judgment entered on this Note by confession or otherwise shall be the default rate as defined in Paragraph 6 provided for in this Note, which is in effect as of the date of judgment.

16.    JURISDICTION AND VENUE. Borrower acknowledges that this Note was executed and delivered to Lender and accepted by Lender at Lender’s office in Camp Hill, Pennsylvania. If there is a lawsuit arising directly or indirectly out of or based directly or indirectly on this Note or the Loan by Lender to Borrower evidenced by this Note, Borrower agrees that the exclusive and sole jurisdiction and venue for any lawsuit involving Borrower, whether as plaintiff or defendant, shall reside either in the Court of Common Pleas of Cumberland County, Pennsylvania or the United States District Court for the Middle District of Pennsylvania. This Note shall be construed and interpreted under the laws of the Commonwealth of Pennsylvania.

17.    WAIVER OF JURY TRIAL. Borrower knowingly and intelligently waives any trial by jury with regards to any lawsuit arising directly or indirectly out of or based directly or indirectly on this Note or the Loan by Lender to Borrower evidenced by this Note, whether the lawsuit involves Borrower as a defendant or plaintiff.

18.    COUNSEL FEES AND COSTS. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Note and all documents executed by Borrower in connection with the Loan evidenced by this Note. Lender may pay someone else to help enforce this Note and all documents and instruments executed by Borrower in connection with the Loan evidenced by this Note and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses, whether or not there is a lawsuit, and attorneys’ fees and legal expenses for any bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment or post-appeal collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

19.    DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $30.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

20.    NATURE OF LOAN. The obligation evidenced by this Note does not represent or evidence a “consumer credit transaction” as that term is defined in Rule 2950 of Pennsylvania Rules of Civil Procedure but rather a business lending transaction.

21.    WAIVERS. Borrower hereby waives all notices with regards to this Note, including but not limited to presentment, demand for payment, protest, notice of dishonor and/or any notices relating to commercial paper under Article 3 of the Uniform Commercial Code, as enacted in the Commonwealth of Pennsylvania. Additionally, Borrower waives any and all notices required under Article 8 and/or Article 9 of the Uniform Commercial Code with regards to the collateral described in Paragraph 12 hereof, and/or disposition of the collateral described in Paragraph 12 hereof. Borrower hereby waives the equitable and legal doctrines of election of remedies and marshalling of assets.

22.    MISCELLANEOUS PROVISIONS. The failure of Lender to enforce any right under this Note or under any documents executed by Borrower in connection with the Loan evidenced by this Note shall not be deemed a waiver of Lender’s right under this Note or otherwise. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note and do not constitute any part of the terms of this Note. This Note shall be binding upon the heirs, successors, personal representatives and assigns of Borrower. This Note shall inure to the benefit of Lender and its successors and assigns. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but the Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein. This Note shall be governed by, construed, interpreted and enforced according to the laws of the Commonwealth of Pennsylvania.

23.     STOCK POWER. Intentionally omitted.

24.     LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, must be requested in writing by Borrower or by an authorized person. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer printouts. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith believes itself insecure.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER HAS READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS NOTE. EACH BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE. THIS NOTE IS EXECUTED UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER

Frederick County Bancorp, Inc.

By:	/s/ William R. Talley, Jr.
Name:	William R. Talley, Jr.
Title:	EVP and CFO

Business Address:	9 North Market Street
Frederick, MD 21701

Business Phone #:	240-529-1507	Cell Phone #:	301-639-0298